EXHIBIT 32.1
Mercury Systems, Inc.
Certification Pursuant To
18 U.S.C. Section 1350,
As Adopted Pursuant To
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report of Mercury Systems, Inc. (the “Company”) on Form 10-Q for the period ended September 27, 2024 as filed with the Securities and Exchange Commission (the “Report”), we, William L. Ballhaus, President and Chief Executive Officer of the Company, and David E. Farnsworth, Executive Vice President, Chief Financial Officer of the Company, certify, pursuant to Section 1350 of Chapter 63 of Title 18, United States Code, that to our knowledge the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: November 5, 2024

/S/ WILLIAM L. BALLHAUS
William L. Ballhaus
CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

/S/ DAVID E. FARNSWORTH
David E. Farnsworth
EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER